                                                                   Exhibit 10.35

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Portions of this exhibit have been omitted pursuant to a request for confidential treatment of those portions filed with the Securities and Exchange Commission. Such confidential portions have been filed with the Securities and Exchange Commission and are denoted in this exhibit by an asterisk (*).
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================================================================================

                            LIMITED LIABILITY COMPANY
                               OPERATING AGREEMENT
                                       of
                                  COLLORAL LLC

                      a Delaware Limited Liability Company


                           Dated as of August 19, 2002

================================================================================

                                  COLLORAL LLC

                               OPERATING AGREEMENT

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
1.  ORGANIZATION. ........................................................   1
    1.1  Formation .......................................................   1
    1.2  Name ............................................................   1
    1.3  Certificate of Formation; Filings ...............................   1
    1.4  Business Purpose ................................................   1
    1.5  Fictitious Business Name Statements .............................   1
    1.6  Principal Place of Business; Other Places of Business ...........   1
    1.7  Designated Agent for Service of Process .........................   2
    1.8  Term ............................................................   2
2.  POWERS ...............................................................   2
    2.1  Enter into Agreements ...........................................   2
    2.2  Borrowings ......................................................   2
    2.3  Expenses ........................................................   2
    2.4  Other Powers ....................................................   2
    2.5  Powers Not Otherwise Prohibited .................................   2
3.  MANAGEMENT ...........................................................   2
    3.1  Designation of Managers .........................................   2
    3.2  Managers as Members .............................................   3
    3.3  Management of the Company .......................................   3
    3.4  Board Action ....................................................   3
    3.5  Compensation of Managers and Members ............................   3
    3.6  Contracts with Affiliated Persons ...............................   3
    3.7  Other Activities ................................................   4
    3.8  Officers ........................................................   4
4.  MEMBERS AND CAPITAL CONTRIBUTIONS ....................................   4
    4.1  Capital Accounts ................................................   4
    4.2  Initial Members and Initial Capital Contributions ...............   4
    4.3  Additional Members ..............................................   4
    4.4  No Withdrawal of or Interest on Capital .........................   5
    4.5  Liability of Members ............................................   5
    4.6  Additional Capital Requirements .................................   5
    4.7  Third Party Liabilities .........................................   5
5.  DISTRIBUTIONS ........................................................   5
    5.1  Distribution of Company Funds ...................................   6
    5.2  Distribution of Member Recovery Amounts .........................   6
    5.3  Distribution Upon Dissolution ...................................   6
    5.4  Distribution of Assets in Kind ..................................   6
6.  ALLOCATION OF PROFITS AND LOSSES. ....................................   6
    6.1  Allocation of Profits and Losses ................................   7

7.  FISCAL MATTERS ......................................................   7
    7.1    Books and Records ............................................   7
    7.2    Bank Accounts ................................................   7
    7.3    Fiscal Year ..................................................   7
    7.4    Tax Matters Partner ..........................................   7
8.  TRANSFERS OF INTERESTS ..............................................   8
    8.1    General Restrictions on Transfer .............................   8
    8.2    Transfer by Operation of Law .................................   8
    8.3    Other Restrictions ...........................................   8
    8.4    Relief From Liability ........................................   9
    8.5    Party to Agreement ...........................................   9
    8.6    Contravention of Provisions ..................................   9
9.  DISSOLUTION AND TERMINATION .........................................   9
    9.1    Limitations ..................................................   9
    9.2    Events Causing Dissolution ...................................   9
    9.3    Procedures on Dissolution ....................................  10
    9.4    Special Dissolution Provisions ...............................  10
10. TAX ALLOCATION PROVISIONS ...........................................  10
    10.1   Required Regulatory Allocations ..............................  11
    10.2   Curative Allocations .........................................  12
    10.3   Tax Allocations and Book Allocations .........................  12
    10.4   General Allocation and Distribution Rules ....................  13
    10.5   Tax Withholding ..............................................  13
11. NON-COMPETITION .....................................................  14
12. REPRESENTATIONS AND WARRANTIES ......................................  14
    12.1   AI ...........................................................  14
    12.2   Deseret ......................................................  15
13. GENERAL PROVISIONS ..................................................  16
    13.1   Notices ......................................................  16
    13.2   Word Meanings ................................................  16
    13.3   Binding Provisions ...........................................  16
    13.4   Applicable Law ...............................................  16
    13.5   Counterparts .................................................  16
    13.6   Separability of Provisions ...................................  16
    13.7   Section Titles ...............................................  17
    13.8   Amendments ...................................................  17
    13.9   Entire Agreement .............................................  17
    13.10  Waiver of Partition ..........................................  17
    13.11  Public Announcements .........................................  17
    [13.12 Survival of Certain Provisions ...............................  17
14. DEFINITIONS .........................................................  17

COLLORAL LLC

OPERATING AGREEMENT

     This Operating Agreement, dated as of August 19, 2002, is by and between AutoImmune Inc., and Deseret Laboratories, Inc.

1.   ORGANIZATION.

     1.1 Formation. COLLORAL LLC (the "Company") has been formed as a limited liability company under the Delaware Limited Liability Company Act (the "Act") for the purposes and upon the terms and conditions hereinafter set forth. The rights and liabilities of the Members of the Company shall be as provided in the Act, except as otherwise expressly provided herein. In the event of any inconsistency between any terms and conditions contained in this Agreement and any nonmandatory provisions of the Act, the terms and conditions contained in this Agreement shall govern.

     1.2 Name. The name of the Company shall be COLLORAL LLC. The Company may also conduct business at the same time under one or more fictitious names if the Board of Managers of the Company (the "Board") determines that it is in the best interests of the Company. The Board may change the name of the Company, from time to time, in accordance with applicable law.

     1.3 Certificate of Formation; Filings. A Certificate of Formation (the "Certificate") has been executed and filed in the Office of the Delaware Secretary of State as required by the Act. The Board may execute and file any duly authorized amendments to the Certificate from time to time in a form prescribed by the Act. The Board shall also cause to be made, on behalf of the Company, such additional filings and recordings as the Board shall deem necessary or advisable.

     1.4 Business Purpose. The Company shall engage solely in the business of developing, manufacturing, marketing and selling Licensed Products (as defined in the License Agreement of even date herewith between AI and the Company) as non-prescription products for the treatment of arthritic conditions and any activities ancillary thereto.

     1.5 Fictitious Business Name Statements. Fictitious business name statements will be filed and published when and if the Board determines such statements are necessary. Any such statement shall be renewed as required by applicable law.

     1.6 Principal Place of Business; Other Places of Business. The principal place of business of the Company shall be at such place within or outside the State of Delaware as the Board may from time to time designate. The Board may direct that the Company maintain offices and places of business at such other place or places within or outside the State of Delaware, as and when required by the Company's business and in furtherance of the general character of the Company's business described in the Certificate, and may appoint agents for service of process in all jurisdictions in which the Company shall conduct business. The Board shall file such certificates and documents as are necessary under the laws of any jurisdictions in which the Company shall conduct business.

     1.7 Designated Agent for Service of Process. The Company shall continuously maintain a registered office and a designated and duly qualified agent for service of process on the Company in the State of Delaware.

     1.8 Term. The Company shall commence on the date that the Certificate is filed with the Office of the Delaware Secretary of State, and shall continue until terminated pursuant to this Agreement.

2.   POWERS.   Subject to all other provisions of this Agreement, in furtherance of the conduct of the business purpose described in Section 1.4, the Company is authorized to take those actions listed in this Section 2.

     2.1 Enter into Agreements. The Company may enter into, execute, modify, amend, supplement, acknowledge, deliver, perform, and carry out contracts of any kind, including operating agreements of limited liability companies, whether as a member or manager, contracts with Affiliated Persons, including guarantees and joint venture, limited and general partnership agreements and contracts establishing business arrangements or organizations, necessary to, in connection with, or incidental to the accomplishment of the permitted business of the Company, and to secure the same by mortgages, pledges or other liens.

     2.2 Borrowings. The Company may borrow money and issue evidences of indebtedness in furtherance of the permitted business of the Company, and to secure the same by mortgages, pledges, or other liens.

     2.3 Expenses. To the extent that funds of the Company are available, the Company may pay all expenses, debts and obligations of the Company.

     2.4 Other Powers. The Company may exercise all the powers and privileges granted by the Act or any other law or this Agreement, together with any powers incidental thereto, so far as such powers are necessary or convenient to the conduct, promotion, or attainment of the permitted business, trade, purposes, or activities of the Company.

     2.5 Powers Not Otherwise Prohibited. The Company may take any other action not prohibited under the Act or other applicable law and permitted under Section 1.4.

3.   MANAGEMENT.

     3.1 Designation of Managers. The number of Managers of the Company shall be initially fixed at 3 and shall be the Persons named in Schedule I hereto. Subject to the provisions set forth below, any Person may be elected as a Manager at any time by the unanimous consent of the Members. Each Member agrees to vote in favor of the following actions:

     (a) to cause and maintain the election to the Board of one Manager designated by AI (the "AI Manager"); and

     (b) to cause and maintain the election to the Board of two Managers designated by Deseret (the "Deseret Managers").

     Each Manager shall hold office until such individual is removed by the Member which designated him or her, resigns or dies. In the event that any Manager dies, resigns or is unable or unwilling to serve as such, or is removed from office by the Member that designated him or her, the Members shall promptly elect a successor consistent with the provisions of this Section 3.1.

     3.2 Managers as Members. Any Manager may, but need not, hold an Interest in the Company as a Member, and such person's rights and interest as a Manager shall be distinct and separate from such person's rights and Interest as a Member.

     3.3 Management of the Company. Subject to the provisions of this Agreement that require the consent of the Members, the Board shall have the exclusive power and authority to manage the business and affairs of the Company and to make all decisions with respect thereto. Except as otherwise expressly provided in this Agreement, the Board or Persons designated by the Board, including officers and agents appointed by the Board, shall be the only Persons authorized to execute documents binding on the Company. To the fullest extent permitted by Delaware law, but subject to any specific provisions in this Agreement granting rights to the Members, the Board shall have the power to perform any acts, statutory or otherwise, with respect to the Company or this Agreement, which would otherwise be possessed by the Members under Delaware law, and the Members shall have no power whatsoever with respect to the management of the business and affairs of the Company.

     3.4 Board Action. Any action to be taken by the Board shall require the approval of a majority of the Board; provided, that such majority consists of the AI Manager and at least one Deseret Manager and; provided, further, that with respect to any matter, agreement or claim involving the Company, on the one hand, and a Member or an Affiliated Person of a Member, on the other hand, the Board shall act solely with the approval of the AI Manager if such Member is Deseret or if the matter, agreement or claim involves an Affiliated Person of Deseret and solely with the approval of the Deseret Manager if such Member is AI or if the matter, agreement or claim involves an Affiliated Person of AI. Subject to the foregoing, the Board may take action by less than unanimous written consent.

     3.5 Compensation of Managers and Members. No payment shall be made by the Company to any Manager or Member for such Manager or Member's services as a Manager or Member except as expressly provided in this Agreement. Each Manager shall be entitled to reimbursement from the Company for all out-of pocket expenses reasonably incurred by such Manager in managing and conducting the business and affairs of the Company. The Board shall determine which expenses, if any, are allocable to the Company in a manner which is fair and reasonable to the Managers and the Company, and if such allocation is made in good faith it shall be conclusive in the absence of manifest error. The foregoing shall not prohibit payments and reimbursements to any Manager or Member who is also an officer of the Company, in such Person's capacity as an officer, to the extent approved by the Board.

     3.6 Contracts with Affiliated Persons. The Company may enter into one or more oral or written agreements, leases, contracts or other arrangements for the furnishing to or by the Company of goods, services or space with any Member, Manager or Affiliated Person (including as an officer pursuant to Section 3.8 or as a non-officer employee), and may pay compensation thereunder for such goods, services or space.

     3.7 Other Activities. Except as set forth in Section 11, the Members, Managers and any Affiliates of any of them may engage in and possess interests in other business ventures and investment opportunities of every kind and description, independently or with others, including serving as managers and general partners of other limited liability companies and partnerships with purposes similar to those of the Company. Neither the Company nor any other Member or Manager shall have any rights in or to such ventures or opportunities or the income or profits therefrom.

     3.8 Officers. The Board may from time to time designate one or more Persons to be officers of the Company, each of whom shall serve at the pleasure of the Board. The Board shall delegate to each such officer the authority and duties that are set forth in the resolution appointing the officer and in any subsequent resolution adopted by the Board, and such officer shall have full authority to act within the scope of such delegated authority, including by binding the Company to the extent provided therein. The Board may assign titles to particular officers. Each such officer shall hold office until his successor shall be duly designated and qualified, or until his death, or until he shall resign or shall have been removed by resolution adopted by the Board. Any number of offices may be held by the same Person. The salaries or other compensation, if any, of the officers and agents of the Company shall be fixed from time to time by the Board.

4.   MEMBERS AND CAPITAL CONTRIBUTIONS.

     4.1 Capital Accounts. A separate Capital Account shall be maintained for each Member, including any Member who shall hereafter acquire an Interest in the Company. Capital Accounts shall be maintained in accordance with the provisions of ss. 704 of the Code and the Regulations thereunder, except as provided herein.

     4.2 Initial Members and Initial Capital Contributions. On the date of this Agreement, each of the Members has contributed to the capital of the Company the amount of cash, or property having an agreed value, set forth opposite its name on Schedule I. If so required by a vote of the Board (such vote to include the vote of the AI Manager and at least one Deseret Manager), Deseret may be required to make an additional capital contribution or contributions, in cash, in an aggregate amount not to exceed * dollars ($* ) in the event that the business of the Company (if so determined at the sole discretion of the Board) requires additional capital. Such additional capital contributions shall be refundable to Deseret if the Board, in its sole discretion, determines they are no longer needed and so votes (such vote to include the vote of the AI Manager and at least one Deseret Manager). Such as vote shall not be a conflict of interest for Deseret.

     4.3 Additional Members. Additional Persons may be admitted to the Company as Members, and additional Interests may be created, all on the terms and conditions approved by the Board at the time of admission, subject to the Company's receipt of such Capital Contribution (if any) as may be agreed upon between the Board and such Person. Notwithstanding the foregoing, the terms of admission or issuance may not create any class or series of Interests having rights, powers or duties senior to those of any existing Interests unless the Board has obtained the unanimous consent of the Members holding the Interests in such junior class(es). The Board shall reflect the creation of additional Interests by amendment of Schedule I hereto, and shall reflect the creation of any new class or series in an amendment to this Agreement indicating the different rights, powers and duties possessed by the several classes or series of Interests, either of which amendments need be executed only by the Board.

     4.4 No Withdrawal of or Interest on Capital. No Member shall have the right to resign and receive any distribution from the Company as a result of such resignation, and no Member shall have the right to receive the return of all or any part of its Capital Contributions or Capital Account, or any other distribution, except as provided in Sections 5 and 9.3. No Member shall have any right to demand and receive property of the Company in exchange for all or any portion of its Capital Contributions or Capital Account, except as provided in Sections 5 and 9.3 upon dissolution and liquidation of the Company. No interest or prior or preferred return shall accrue or be paid on any Capital Contribution or Capital Account except pursuant to Section 5 as the same may be hereafter amended.

     4.5 Liability of Members. Except as set forth in this Section 4, no Member shall be entitled, obligated or required to make any capital contribution in addition to its Capital Contribution made under Section 4.2 or 4.3, or any loan to the Company. No Member, in its capacity as a Member, shall have any liability to restore any negative balance in its Capital Account or to contribute to, or in respect of, the liabilities or the obligations of the Company, or to restore any amounts distributed from the Company, except as may be required under the Act or other applicable law. In no event shall any Member, in its capacity as a Member, be personally liable for any liabilities or obligations of the Company.

     4.6 Additional Capital Requirements.

         (a) In addition to the additional capital contribution that may be requested of Deseret pursuant to Section 4.2, in the event that the Company requires additional funds to carry out its purposes, to conduct its business, or to meet its obligations, the Company may create additional Interests as the Board may determine, or may borrow funds from such lender(s) as the Board may determine, in each case including any one or more Managers or existing Members, all on such terms and conditions as are approved by the Board.

         (b) No loan made to the Company by any Member shall constitute a Capital Contribution to the Company for any purpose.

         (c) No Member or Manager shall have any obligation to give notice of an existing or potential default of any obligation of the Company to any of the Members or Managers, nor shall any Member or Manager be obligated to make any Capital Contributions or loans to the Company, or otherwise supply or make available any funds to the Company, even if the failure to do so would result in a default of any of the Company's obligations or the loss or termination of all or any part of the Company's assets or business.

     4.7 Third Party Liabilities. The provisions of this Section 4 are not intended to be for the benefit of any creditor or other Person (other than a Member in its capacity as a Member) to whom any debts, liabilities, or obligations are owed by (or who otherwise has any claim against) the Company or any of the Members. Moreover, notwithstanding anything contained in this Agreement, including specifically but without limitation this Section 4, no such creditor or other Person shall obtain any rights under this Agreement or shall, by reason of this Agreement, make any claim in respect of any debt, liability, or obligation (or otherwise) against the Company or any Member.

5.   DISTRIBUTIONS

     5.1 Distribution of Company Funds. Except as provided in this Section 5, all Company funds, which are determined by the Board to be available for distribution shall be distributed to the Members on a quarterly basis as follows:

         (a) First, to the Members in the following proportions: * percent (*%) to AI and * percent (*%) to Deseret until an aggregate of $* is distributed pursuant to this Section 5.1 in a fiscal year; and

         (b) Second, the balance for the fiscal year shall be allocated equally between the Members.

         It is the intention of the Company to distribute each quarter all cash and liquid assets of the Company other than such cash as the Board deems prudent to maintain in the Company in connection with the operation of the Company's business.

     5.2 Distribution of Member Recovery Amounts. Notwithstanding any other provision in this Section 5, all Member Recovery Amounts received by the Company shall be distributed to the Member which has not paid the Member Recovery Amount to the Company as soon as is reasonably practicable.

     5.3 Distribution Upon Dissolution. Proceeds from a Terminating Capital Transaction and amounts available upon dissolution, and after payment of, or adequate provision for, the debts and obligations of the Company, and liquidation of any remaining assets of the Company, shall be distributed and applied in the following priority:

         (a) First, to fund reserves for liabilities not then due and owing and for contingent liabilities to the extent deemed reasonable by the Board; provided, that, upon the expiration of such period of time as the Board shall deem advisable, the balance of such reserves remaining after payment of such contingencies shall be distributed in the manner hereinafter set forth in this
Section 5.3; and

         (b) Second, to the Members, an amount sufficient to reduce the Members' Capital Accounts to zero, in proportion to the positive balances in such Capital Accounts (after reflecting in such Capital Accounts all adjustments thereto necessitated by (A) all other Company transactions (including distributions and allocations of Profits and Losses and items of income, gain, deduction, and loss) and (B) such Terminating Capital Transaction).

     5.4 Distribution of Assets in Kind. Notwithstanding the foregoing provisions of this Section 5, in the event of a dissolution other than in connection with a Terminating Capital Transaction, all equipment contributed to the Company by AI pursuant to Section 4 shall be returned to AI. Except for the foregoing, no Member shall have the right to require any distribution of any assets of the Company in kind. If any assets of the Company are distributed in kind, such assets shall be distributed on the basis of their fair market value as determined by the Board. Any Member entitled to any interest in such assets shall, unless otherwise determined by the Board, receive separate assets of the Company and not an interest as tenant-in-common, with other Members so entitled, in each asset being distributed.

6.   ALLOCATION OF PROFITS AND LOSSES.

     6.1 Allocation of Profits and Losses.

         (a) After giving effect to the allocations set forth in Sections 10.1 and 10.2, and subject to the other provisions of Section 10 and of Section 6.2, Profits for each fiscal year shall be allocated in the following order and priority:

             (i) First, in proportion to any deficit Capital Account balances, until such deficits are eliminated; and

             (ii) Second, of the next $* in Profits, after taking account of the allocations to the Members pursuant to Section 6.1(a)(i) (if any), (A) * percent (*%) shall be allocated to AI and (B) * percent (*%) shall be allocated to Deseret; and

             (iii) Third, any remaining Profits shall be allocated equally between the Members.

         (b) After giving effect to the allocations set forth in Section 10.1 and 10.2, and subject to the other provisions of Section 10, Losses for each fiscal year shall be allocated in the following order and priority:

             (i) First, to each Member to reduce the balance in its Capital Account to zero; and

             (ii) Second, any remaining Losses shall be allocated equally between the Members.

     6.2 Special Allocations. All Member Recovery Amounts received by the Company shall be allocated one hundred (100%) by the Company to the Member which has not, or the Affiliate of which has not, paid the Member Recovery Amount to the Company.

7.   FISCAL MATTERS.

     7.1 Books and Records. The Board shall keep or cause to be kept complete and accurate books and records of the Company in accordance with generally accepted accounting principles consistently applied. Such documents and information as are required to be furnished to the Members under the Act shall be made available at an office of the Company for examination and copying by any Member or Manager, or his, her, or its duly authorized representative, at his reasonable request and at his expense during ordinary business hours.

     7.2 Bank Accounts. Bank accounts and/or other accounts of the Company shall be maintained in such banking and/or other financial institution(s) as shall be selected by the Board, and withdrawals shall be made and other activity conducted on such signature or signatures as shall be approved by the Board.

     7.3 Fiscal Year. The fiscal year of the Company shall end on December 31 of each year.

     7.4 Tax Matters Partner. The Tax Matters Partner shall be the Person so named in Schedule I hereto. At any time and from time to time if there is no Tax Matters Partner, a Tax

Matters Partner may be designated by the Board. The Tax Matters Partner is hereby authorized to, and shall perform all duties of, a "tax matters partner" under the Code and shall serve as Tax Matters Partner until his, her, or its resignation or until the designation of his, her, or its successor, whichever occurs sooner.

8.   TRANSFERS OF INTERESTS.

     8.1 General Restrictions on Transfer. No Member may Transfer all or any part of its Interest, or otherwise withdraw from the Company, except (i) with the prior written approval of the Board, which may be withheld for any reason or for no reason, (ii) in connection with Transfers to Affiliates, and (iii) in connection with the sale of all or substantially all of the assets of the Member or the business of the Member of which the activities of the Company are a part. No transferee of a Transfer, including without limitation an Affiliate, may be admitted as a Member except with the prior written approval of the Board, which may be withheld for any reason or for no reason, and upon the satisfaction of the other requirements of this Agreement.

     8.2 Transfer by Operation of Law. No Person who becomes the holder by operation of law of all or any part of an Interest may be admitted as a Member except with the prior written approval of the Board, which may be withheld for any reason or for no reason, and upon satisfaction of the other requirements of this Agreement.

     8.3 Other Restrictions. Every Transfer of an Interest permitted by this
Section 8 shall nevertheless be subject to the following:

         (a) No Transfer of any Interest may be made if such Transfer would cause or result in a breach of any agreement binding upon the Company or of then applicable rules and regulations of any governmental authority having jurisdiction over such Transfer. The Board may require as a condition of any Transfer that the transferor assume all costs incurred by the Company in connection therewith and furnish an opinion of counsel, satisfactory to the Company both as to counsel and opinion, that the proposed Transfer complies with applicable law, including federal and state securities laws, and does not cause the Company to be an investment company as such term is defined in the Investment Company Act of 1940, as amended.

         (b) The Board shall require, as a condition to the admission to the Company as a Member of any transferee who is not otherwise a Member, that such transferee demonstrate to the reasonable satisfaction of the Board that it is a financially responsible Person or has one or more financially responsible Persons who have affirmatively assumed the financial obligations of the transferee under this Agreement, if any, on its behalf.

         (c) Notwithstanding anything contained herein to the contrary, no Interest shall be transferred if, by reason of such Transfer, the classification of the Company as an Company for federal income tax purposes would be adversely affected or jeopardized, or if such Transfer would have any other substantial adverse effect for federal income tax purposes.

         (d) In the event of any Transfer, there shall be filed with the Company a duly executed and acknowledged counterpart of the instrument effecting such Transfer. The transferee shall execute such additional instruments as shall be reasonably required by the Board. If and for so long as such instruments are not so executed and filed, the Company need not recognize any such Transfer for any purpose, and the transferee shall be entitled only to the rights which are required under the Act to be afforded to a transferee who does not become a Member.

         (e) Upon the admission or withdrawal of a Member, this Agreement (including without limitation Schedule I hereto) and/or the Certificate shall be amended appropriately by the Board to reflect the then existing names and addresses of the Members.

     8.4 Relief From Liability. A transferor of an Interest shall, if the transferee is a Member hereunder or if the transferee becomes a Member pursuant to the provisions of this Agreement, be relieved of liability under this Agreement with respect to the transferred Interest arising or accruing on or after the effective date of the Transfer.

     8.5 Party to Agreement. Any Person who acquires in any manner whatsoever an Interest (or any part thereof), whether or not such Person has accepted and assumed in writing the terms and provisions of this Agreement or been admitted into the Company as a Member as provided in this Section 8, shall be deemed, by acceptance of the acquisition thereof, to have agreed to be subject to and bound by all of the obligations of this Agreement with respect to such Interest and shall be subject to the provisions of this Agreement with respect to any subsequent Transfer of such Interest.

     8.6 Contravention of Provisions. Any Transfer in contravention of any of the provisions of this Agreement shall be null and void and ineffective to transfer any Interest, and shall not bind, or be recognized by, or be recorded on the books of, the Company, and any transferee or assignee in such transaction shall not be or be treated as or deemed to be a Member for any purpose. In the event any Member shall at any time Transfer an Interest in contravention of any of the provisions of this Agreement, then each other Member shall, in addition to all rights and remedies at law and equity, be entitled to a decree or order restraining and enjoining such transaction, and the offending Member shall not plead in defense thereto that there would be an adequate remedy at law, it being expressly hereby acknowledged and agreed that damages at law would be an inadequate remedy for a breach or threatened breach of the violation of the provisions concerning such transactions set forth in this Agreement.

9.   DISSOLUTION AND TERMINATION.

     9.1 Limitations. The Company may be dissolved, liquidated, and terminated only pursuant to the provisions of this Section 9, and the parties hereto do hereby irrevocably waive any and all other rights they may have to a dissolution of the Company or a sale or partition of any or all of the Company assets.

     9.2 Events Causing Dissolution. Notwithstanding the Act, the Company shall be dissolved and its affairs wound up only upon the occurrence of any of the following events:

         (a) A Terminating Capital Transaction; provided, that no Terminating Capital Transaction may occur without the prior written approval of the Board and the unanimous consent of the Members;

         (b) The election to dissolve the Company made in writing by the Board with the unanimous consent of the Members;

         (c) Any consolidation or merger of the Company with or into any entity in which the Company is not the resulting or surviving entity; provided, that no such consolidation or merger may occur without the prior written approval of the Board and the unanimous consent of the Members;

         (d) By either Member if the Board is deadlocked with respect to any material matter brought before it for action and such deadlock has continued for at least thirty days;

         (e) By the non-breaching Member in the event of any material breach of the representations and warranties set forth in Section 12;

         (f) By either Member in the event of any material breach of this Agreement by the other Member, which breach is not cured within fifteen days after notice specifying the nature of such breach;

         (g) By either Member in the event of any breach by the other Member or its Affiliates of the Manufacturing, Sales and Marketing Agreement, which breach is not cured within ninety days after notice specifying the nature of such breach, or in the event the Manufacturing, Sales and Marketing Agreement expires or is terminated by Deseret in accordance with its terms;

         (h) By Deseret in the event of any breach by AI or its Affiliates of the License Agreement or the Trademark Agreement, which breach is not cured within ninety days after notice specifying the nature of such breach; or

         (i) By either Member if a Change of Control has occurred with respect to a Member.

     9.3 Procedures on Dissolution. Upon dissolution of the Company, the Board, or if none, a liquidator elected by the unanimous consent of the Members, shall liquidate the assets of the Company, apply and distribute the proceeds thereof in accordance with Section 5 of this Agreement, and cause the cancellation of the Certificate. The Company shall not terminate until the Certificate shall be canceled.

     9.4 Special Dissolution Provisions. In the event of the dissolution of the
Company:

         (a) The provisions of Section 11 and the right to receive any Member Recovery Amount shall inure to the Members and may be enforced by AI with respect to Deseret and by Deseret with respect to AI; and

         (b) If dissolution occurs pursuant to Section 9.2(e), Section 9.2(f) or
Section 9.2(g) or Section 9.2(h), the non-breaching party shall be entitled to any and all rights and remedies available to it at law or in equity with respect to any and all breaches giving rise to such dissolution

10.  TAX ALLOCATION PROVISIONS.

     10.1 Required Regulatory Allocations.

          (a) Limitation on and Reallocation of Losses. At no time shall any allocations of Losses, or any item of loss or deduction, be made to a Member if and to the extent such allocation would cause such Member to have, or would increase, any Adjusted Capital Account Deficit of such Member at the end of any fiscal year. To the extent any Losses or items are not allocated to one or more Members pursuant to the preceding sentence, such Losses shall be allocated to the Members to which such losses or items may be allocated without violation of this Section 10.1(a).

          (b) Minimum Gain Chargeback. If there is a net decrease in the Minimum Gain of the Company during any fiscal year, then items of income or gain of the Company for such fiscal year (and, if necessary, subsequent fiscal years) shall be allocated to each Member in an amount equal to such Member's share of the net decrease in the Minimum Gain, determined in accordance with Regulations (S) 1.704-2(d)(1). A Member's share of the net decrease in the Minimum Gain of the Company shall be determined in accordance with Regulations (S) 1.704-2(g). The items of income and gain to be so allocated shall be determined in accordance with Regulations (S)(S) 1.704-2(f)(6) and 1.704-2(j)(2).

          (c) Partner Minimum Gain Chargeback. Notwithstanding any contrary provisions of this Section 10, other than Section 10.1(b) above, if there is a net decrease in Partner Minimum Gain attributable to Partner Nonrecourse Debt during any fiscal year, then each Member who has a share of such Partner Minimum Gain, determined in accordance with Regulations (S) 1.704-2(i), shall be allocated items of income and gain of the Company, determined in accordance with Regulations (S) 1.704-2(j)(2)(ii), for such fiscal year (and, if necessary, subsequent fiscal years) in an amount equal to each such Member's share of the net decrease in such Partner Minimum Gain, determined in accordance with Regulations (S) 1.704-(2)(i).

          (d) Qualified Income Offset. If any Member unexpectedly receives an item described in Regulations (S) 1.704-1(b)(2)(ii)(d)(4), (5), or (6), items of income and gain shall be allocated to each such Member in an amount and manner sufficient to eliminate, as quickly as possible and to the extent required by Regulations (S) 1.704-1(b)(2)(ii)(d), the Adjusted Capital Account Deficit of such Member; provided, that an allocation pursuant to this Section 10.1(d) shall be made if and only to the extent that such Member would have an Adjusted Capital Account Deficit after all other allocations provided for in this Section 10 have been tentatively made as if this Section 10.1(d) were not in the Agreement.

          (e) Gross Income Allocation. In the event any Member has a Capital Account deficit at the end of any Company fiscal year which is in excess of the sum of the items to be credited to a Member's Capital Account under clause (a) of the definition of Adjusted Capital Account Deficit, then each such Member shall be allocated items of income and gain in the amount of such excess as quickly as possible; provided, that an allocation pursuant to this Section 10.1(e) shall be made if, and only to the extent that, such Member would have a Capital Account deficit in excess of such sum after all other allocations provided for in this Section 10 have been tentatively made as if this Section 10.1(e) were not in this Agreement. As among Members having such excess, if there are not sufficient items of income and gain to eliminate all such excesses, such allocations shall be made in proportion to the amount of any such excess.

          (f) Nonrecourse Deductions. Nonrecourse Deductions for any fiscal year or other period (not including any Partner Nonrecourse Deductions allocated pursuant to Section 10.1(g)) shall be allocated among the Members equally. Solely for purposes of determining each Member's proportionate share of the "excess nonrecourse liabilities" of the Company, within the meaning of Regulations (S) 1.752-3(a)(3), each Member's interest in Company profits shall be equal. The items of losses, deductions, and Code (S) 705(a)(2)(b) expenditures to be so allocated shall be determined in accordance with Regulations (S) 1.704-2(j)(1)(ii).

          (g) Partner Nonrecourse Deductions. Any Partner Nonrecourse Deductions for any fiscal year or other period shall be allocated to the Member who bears the economic risk of loss with respect to the nonrecourse liability (as determined and defined under Regulations (S) 1.704-2(b)(4)) to which such Partner Nonrecourse Deductions are attributable, in accordance with Regulations
(S) 1.704-2(i)(1). The items of losses, deductions, and Code (S) 705(a)(2)(b) expenditures to be so allocated shall be determined in accordance with Regulations (S) 1.704-2(j)(1)(ii).

          (h) Basis Adjustment. To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to either of Code (S)(S) 734(b) or 743(b) is required pursuant to Regulations (S) 1.704-1(b)(2)(iv)(m) to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be allocated to the Members in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Regulations.

     10.2 Curative Allocations. The allocations set forth in Section 10.1 are intended to comply with certain requirements of Regulations (S)(S) 1.704-1(b) and 1.704-2 and shall be interpreted consistently therewith. Such allocations may not be consistent with the manner in which the Members intend to divide Company distributions and to make Profit and Loss allocations. Accordingly, by the approval of the Board, other allocations of Profits, Losses, and items thereof shall be made among the Members so as to prevent the allocations in
Section 10.1 from distorting the manner in which Company distributions will be made among the Members pursuant to Sections 6.1 and 6.2 hereof. In general, the Members anticipate that this will be accomplished by specially allocating other Profits, Losses, and items of income, gain, loss, and deduction among the Members so that the net amount of allocations under Section 10.1, and allocations under this Section 10.2, to each such Member is zero. However, the Board shall have discretion to accomplish this result in any reasonable manner.

     10.3 Tax Allocations and Book Allocations. Except as otherwise provided in this Section 10.3, for federal income tax purposes, each item of income, gain, loss, and deduction shall, to the extent appropriate, be allocated among the Members in the same manner as its correlative item of "book" income, gain, loss, or deduction has been allocated pursuant to the other provisions of this Agreement.

     In accordance with Code (S) 704(c) and the Regulations thereunder, depreciation, amortization, gain, and loss, as determined for tax purposes, with respect to any property whose Book Value differs from its adjusted basis for federal income tax purposes shall, for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its Book Value, such allocation to be made by the Board in any manner which is permissible under said Code (S) 704(c) and the Regulations thereunder, and the Regulations under Code (S) 704(b).

     In the event the Book Value of any property of the Company is subsequently adjusted, subsequent allocations of income, gain, loss, and deduction with respect to any such property shall take into account any variation between the adjusted basis of such property for federal income tax purposes and its Book Value in the manner provided under Code (S) 704(c) and the Regulations thereunder.

     Allocations pursuant to this Section 10.3 are solely for purposes of federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Member's Capital Account or share of Profits, Losses, other items, or distributions pursuant to any provision of this Agreement.

     10.4 General Allocation and Distribution Rules.

          (a) For purposes of determining the Profits, Losses, or any other items allocable to any period, Profits, Losses, and any such other items shall be determined on a daily, monthly, or other basis, as determined by the Board using any permissible method under Code (S) 706 and the Regulations thereunder. Except as otherwise provided in this Agreement, all items of income, gain, loss, and deduction shall be allocable among the Members in the same proportions as the Profits or Losses are allocated for the fiscal year in which such item is included.

          (b) Upon the admission of a new Member or the Transfer of an Interest, the new and old Members or the transferor and transferee shall be allocated shares of Profits and Losses and other allocations and shall receive distributions, if any, based on the portion of the fiscal year that the new or transferred Interest was held by the new and old Members, or the transferor and transferee, respectively. For the purpose of allocating Profits and Losses and other allocations and distributions, (i) such admission or Transfer shall be deemed to have occurred on the first day of the month in which it occurs, or if such date shall not be permitted for allocation purposes under the Code or the Regulations, on the nearest date otherwise permitted under the Code or the Regulations, and (ii) if required by the Code or the Regulations, the Company shall close its books on an interim basis on the last day of the previous calendar month.

     10.5 Tax Withholding. If the Company incurs a withholding tax obligation with respect to the share of income allocated to any Member, (a) any amount which is (i) actually withheld from a distribution that would otherwise have been made to such Member and (ii) paid over in satisfaction of such withholding tax obligation shall be treated for all purposes under this Agreement as if such amount had been distributed to such Member, and (b) any amount which is so paid over by the Company, but which exceeds the amount, if any, actually withheld from a distribution which would otherwise have been made to such Member, shall be treated as an interest-free advance to such Member. Amounts treated as advanced to any Member pursuant to this Section 10.5 shall be repaid by such Member to the Company within 30 days after the Board gives notice to such Member making demand therefor. Any amounts so advanced and not timely repaid shall bear interest, commencing on the expiration of said 30 day period, compounded monthly on unpaid balances, at an annual rate equal to the Applicable Federal Rate as of such expiration date. The Company shall collect any unpaid amounts from any Company distributions that would otherwise be made to such Member.

11.  NON-COMPETITION.

     While a Member holds an Interest in the Company and, except for the non-breaching Member if the Company is dissolved pursuant to Sections 9.2(e), 9.2(f), 9.2(g) or 9.2(h), for one year thereafter, such Member and its Affiliates shall not engage or become interested, directly or indirectly, in the operation, management or supervision of any type of business or enterprise that at any time during such period manufactures, markets or sells a non-prescription product containing Type II collagen for the treatment of arthritic conditions; provided, however, that nothing contained in this Section 11 shall be deemed to prohibit any Member or its Affiliates from performing contract manufacturing activities for unrelated parties not involving a non-prescription product containing Type II collagen for the treatment of arthritic conditions. Notwithstanding the foregoing to the contrary, a Member may otherwise own shares in a publicly-traded corporation or publicly-traded mutual fund or publicly-traded limited partnership in which such Member's aggregate ownership interest is one percent (1%) or le(S) The geographic scope of the limitations set forth in this Section 11 is worldwide. Notwithstanding the foregoing, the provisions of this Section 11 shall not apply (a) to the non-breaching Member if the Company is dissolved pursuant to Sections 9.1(e), (f), (g) or (h) and to that Member's Affiliates and (b) to AI if Deseret terminates the Manufacturing, Sales and Marketing Agreement pursuant to Section 9.2.3 thereof. In the event the Company is dissolved, the rights and obligations set forth in this Section 11 shall be assigned to the Members.

     If any restriction set forth in this Section 11 is found by a court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or is too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area for which it may be enforceable.

     Each Member acknowledges that any breach of this Section 11 will result in irreparable harm to the Company for which an adequate remedy at law does not exist. Accordingly, each Member agrees that the Company, in addition to any other available rights and remedies it may have, shall be entitled to receive injunctive or other equitable relief, without the necessity of posting a bond, for any breach of this Section 11.

12.  REPRESENTATIONS AND WARRANTIES.

     12.1 AI. AI hereby represents and warrants to Deseret and the Company as follows:

          (a) AI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to own, lease and operate its properties and to carry on the business conducted by it and the transactions contemplated hereby.

          (b) The execution and delivery by AI of this Agreement and of the agreements to be executed and delivered by it pursuant hereto, and the performance by it of its obligations hereunder and thereunder, have been duly and validly authorized by all necessary corporate action on the part of AI, and AI has all necessary corporate power with respect thereto. This

Agreement and all of the aforementioned agreements are the valid and binding obligations of AI enforceable against it in accordance with their respective terms. Neither the execution and delivery by AI of this Agreement or any of the aforementioned agreements, nor the consummation of the transactions contemplated hereby or thereby, nor the performance by it of its obligations hereunder or thereunder, will (nor with the giving of notice or the lapse of time or both would) (i) conflict with or result in a breach of any provision of the charter or by-laws of AI, or (ii) conflict with, give rise to a default, or any right of termination, cancellation or acceleration, or otherwise result in a loss of contractual benefits to AI under any of the terms, conditions or provisions of, any note, bond, mortgage indenture, license, agreement or other instrument or obligation to which AI is bound, or (iii) violate any order, writ, injunction, decree, law, statute, rule or regulation applicable to AI, or (iv) result in the creation or imposition of any lien, claim, restriction, charge or encumbrance upon any of AI's assets or (v) interfere with or otherwise adversely affect the ability of AI to carry on the activities contemplated by this Agreement.

          (c) Neither Deseret nor the Company shall have any liability for any financial advisory fee, brokerage commission, finder's fee, or other like payment in connection with any of the transactions contemplated hereby by reason of actions taken by AI.

          (d) AI has obtained and there remains in effect all third party, governmental and administrative consents, permits, appointments, approvals, licenses, certificates and franchises necessary for the performance by AI of its proposed activities contemplated under this Agreement.

     12.2 Deseret. Deseret hereby represents and warrants to AI and the Company as follows:

          (a) Deseret is a corporation duly organized, validly existing and in good standing under the laws of Utah, with full corporate power and authority to own, lease and operate its properties and to carry on the business conducted by it and the transactions contemplated hereby.

          (b) The execution and delivery by Deseret of this Agreement and the agreements to be executed and delivered by it pursuant hereto, and the performance by it of its obligations hereunder and thereunder, have been duly and validly authorized by all necessary corporate action on the part of Deseret, and Deseret has all necessary corporate power with respect thereto. This Agreement and all of the aforementioned agreements are the valid and binding obligations of Deseret enforceable against it in accordance with their respective terms. Neither the execution and delivery by Deseret of this Agreement or any of the aforementioned agreements, nor the consummation of the transactions contemplated hereby or thereby, nor the performance by it of its obligations hereunder or thereunder, will (nor with the giving of notice or the lapse of time or both would) (i) conflict with or result in a breach of any provision of the charter or by-laws of Deseret, or (ii) conflict with, give rise to a default, or any right of termination, cancellation or acceleration, or otherwise result in a loss of contractual benefits to Deseret under any of the terms, conditions or provisions of, any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which Deseret is bound, or (iii) violate any order, writ, injunction, decree, law, statute, rule or regulation applicable to Deseret, or (iv) result in the creation or imposition of any lien, claim, restriction, charge or encumbrance upon any of Deseret's assets or (v) interfere with or otherwise adversely affect the ability of Deseret to carry on the activities contemplated by this Agreement.

          (c) Neither AI nor the Company shall have any liability for any financial advisory fee, brokerage commission, finder's fee, or other like payment in connection with any of the transactions contemplated hereby by reason of actions taken by Deseret.

          (d) Deseret has obtained and there remain in effect all third party governmental and administrative consents, permits, appointments, approvals, licenses, certificates and franchises necessary for the performance by Deseret of its proposed activities contemplated under this Agreement.

13.  GENERAL PROVISIONS.

     13.1 Notices. Any and all notices under this Agreement shall be effective
(a) upon delivery, if delivered in hand, (b) on the third business day after being sent by registered or certified mail, return receipt requested, postage prepaid, or (c) on the first business day after being sent by commercial overnight delivery service providing a receipt for delivery. All such notices in order to be effective shall be in writing and addressed, if to the Company, at its registered office under the Act and, if to a Member, at the last address of record on the Company books. Copies of such notices shall also be sent to the last address for the recipient which is known to the sender, if different from the address so specified.

     13.2 Word Meanings. Words such as "herein," "hereinafter," "hereof," and "hereunder" refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires. The singular shall include the plural, and the masculine gender shall include the feminine and neuter, and vice versa, unless the context otherwise requires.

     13.3 Binding Provisions. Subject to the restrictions on transfer set forth herein, the covenants and agreements contained herein shall be binding upon, and inure to the benefit of, the parties hereto, their heirs, Legal Representatives, and permitted successors and assigns, and any other Person who is issued or who is otherwise acquires any Interest at any time.

     13.4 Applicable Law. This Agreement, including its existence, validity, construction, and operating effect, and the rights of each of the parties hereto, shall be governed by and construed in accordance with the laws of the State of Delaware without regard to otherwise governing principles of conflicts of law.

     13.5 Counterparts. This Agreement may be executed in several counterparts and, as so executed, shall constitute one agreement binding on all parties hereto, notwithstanding that all of the parties have not signed the original or the same counterpart.

     13.6 Separability of Provisions. Each provision of this Agreement shall be considered separable. If, for any reason, any provision or provisions herein are determined to be invalid and contrary to any existing or future law, such invalidity shall not impair the operation of or affect those portions of this Agreement which are valid, and if for any reason any provision or provisions herein would cause the Members to be liable for or bound by the obligations of the Company, such provision or provisions shall be deemed void and of no effect.

         13.7 Section Titles. Section titles are for descriptive purposes only and shall not control or alter the meaning of this Agreement as set forth in the text.

         13.8 Amendments. Except as otherwise specifically provided herein, including without limitation in Section 8.3(e), this Agreement may be amended or modified only with the approval of the Board and the unanimous consent of the Members. No Member shall have any preemptive, preferential, or other right with respect to the issuance or sale of any Interests, or any warrants, subscriptions, options or other rights with respect thereto.

         13.9 Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.

         13.10 Waiver of Partition. Each Member agrees that irreparable damage would be done to the Company if any Member brought an action in court to dissolve the Company except in accordance with this Agreement. Accordingly, unless otherwise expressly authorized in this Agreement, each Member agrees that it shall not, either directly or indirectly, take any action to require partition or appraisement of the Company or of any of the assets or properties of the Company and, notwithstanding any provisions of this Agreement to the contrary, each Member (and its successors and assigns) accepts the provisions of the Agreement as its sole entitlement on termination, dissolution, and/or liquidation of the Company and hereby irrevocably waives any and all right to maintain any action for partition or to compel any sale or other liquidation with respect to its interest, in or with respect to, any assets or properties of the Company; and each Member agrees that it will not petition a court for the dissolution, termination or liquidation of the Company except to the extent permitted by this Agreement.

         13.11 Public Announcements. The Members agree that press releases and other announcements to be made by either of them in relation to this Agreement shall be subject to the written consent of the other party, which consent shall not be unreasonably withheld or delayed, except to the extent otherwise required by law. The parties will agree to issue a joint press release immediately following the execution of this Agreement, the form and content of which shall be reasonably satisfactory to parties.

         13.12 Survival of Certain Provisions. The following Sections shall survive the dissolution and termination of the Company: 4.5, 9.4, 11, 12 and 13.12.

14. DEFINITIONS the following defined terms used in this Agreement shall have the meanings specified below:

         "Act" means the Delaware Limited Liability Company Act, in effect at the time of the initial filing of the Certificate with the office of the Secretary of the State of Delaware, and as thereafter amended from time to time.

         "Adjusted Capital Account Deficit" means, with respect to any Member, the deficit balance, if any, in such Member's Capital Account as of the end of the relevant fiscal year, after giving effect to the following adjustments:

         (a) credit to such Capital Account any amounts which such Member is obligated to restore pursuant to any provision of this Agreement or is deemed to be obligated to restore pursuant to Regulations (S)(S) 1.704-2(g)(1) and 1.704-2(i)(5); and

         (b) debit to such Capital Account the items described in Regulations
(S) 1.704-1(b)(2)(ii)(d)(4), (5) and (6).

         The foregoing definition is intended to comply with the provisions of Regulations (S) 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

         "Affiliated Person" or "Affiliate" means, with reference to a specified Person any entity or person that directly or indirectly controls, is controlled by or is under common control with such Person. For purposes of this definition, "control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of an entity, whether through the ownership of voting securities, by contract or otherwise.

         "Agreement" means this Operating Agreement as it may be amended, supplemented, or restated from time to time.

         "AI" means Autoimmune Inc., a Member.

         "AI Manager" shall have the meaning given in Section 3.1.

         "Applicable Federal Rate" means the Applicable Federal Rate as that term is defined in Code (S) 7872, whether the short-term, mid-term or long-term rate, as the case may be, as published from time to time by the Secretary of the Treasury.

         "Board" means the Board of Managers of the Company.

         "Book Value" means, with respect to any asset of the Company, such asset's adjusted basis for federal income tax purposes, except that:

             (i) the initial Book Value of any asset contributed by a Member to the Company shall be the gross fair market value of such asset (not reduced for any liabilities to which it is subject or which the Company assumes), as such value is determined and for which credit is given to the contributing Member under this Agreement;

             (ii) the Book Values of all assets of the Company shall be adjusted to equal their respective gross fair market values, as determined by the Board, at and as of the following times:

         (a) the acquisition of an additional or new Interest by a new or existing Member in exchange for other than a de minimis capital contribution, or in exchange for services by such Member, if the Board reasonably determines that such adjustment is necessary or appropriate to reflect the relative economic interests of the Members;

         (b) the distribution by the Company to a Member of more than a de minimis amount of any asset of the Company (including cash or cash equivalents) as consideration for all or any portion of the Member's Interest, if the Board reasonably determines that such adjustment is necessary or appropriate to reflect the relative economic interests of the Members;

         (c) the liquidation of the Company within the meaning of Regulations
(S) 1.704-1(b)(2)(ii)(g); and

             (iii) the Book Value of the assets of the Company shall be increased (or decreased) to reflect any adjustment to the adjusted basis of such assets pursuant to Code (S) 734(b) or Code (S) 743(b), but only to the extent such adjustments are taken into account in determining Capital Accounts pursuant to Regulations (S) 1.704-1(b)(2)(iv)(m); provided, however, that Book Value shall not be adjusted pursuant to this clause (iii) to the extent that the Board determines that an adjustment pursuant to clause (ii) hereof is necessary or appropriate in connection with the transaction that would otherwise result in an adjustment pursuant to this clause (iii).

         If the Book Value of an asset has been determined or adjusted pursuant to the preceding clauses (i), (ii), or (iii), such Book Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Profits and Losses, and the amount of the adjustment shall thereafter be taken into account as gain or loss from the distribution of such asset for purposes of computing Profits or Losses.

         "Capital Account" of any Member shall mean the Capital Account of such Member referred to in Section 4.1 hereof.

         "Capital Contribution" means the amount of cash and the value of any other property contributed to the Company by a Member with respect to such Member's Interest, net of liabilities relating to such contributed property that the Company assumes or to which the Company takes subject under Code (S) 752. Any non-cash property shall be valued by agreement of the Board and the contributing Member, which valuation shall be conclusive.

         "Certificate" means the Certificate of Organization creating the Company, as it may from time to time be amended in accordance with the Act.

         "Change of Control" shall be deemed to have taken place if (i) any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended) is or becomes the beneficial owner, directly or indirectly, of securities of a Member representing 50% or more of the combined voting power of the Member's then outstanding securities or (ii) a Member is a party to a reorganization, merger or consolidation with respect to which persons who were shareholders of the Member immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company's then outstanding voting securities, or (iii) a Member liquidates or dissolves or (iv) a Member sells all or substantially all of its assets.

         "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any subsequent federal law of similar import.

         "Company" means the limited liability company formed pursuant to the Certificate and this Agreement, as it may from time to time be constituted and amended.

         "Depreciation" means, for each year or other period, an amount equal to the depreciation, amortization or other cost recovery deduction allowable for federal income tax purposes with respect to an asset for such year or other period, except that if the Book Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, Depreciation shall be an amount that bears the same relationship to the Book Value of such asset as the depreciation, amortization, or other cost recovery deduction computed for tax purposes with respect to such asset for such period bears to the adjusted tax basis for such asset or, if such asset has a zero adjusted tax basis, Depreciation shall be determined with reference to the initial Book Value of such asset using any reasonable method selected by the Board, but not less than depreciation allowable for tax purposes for such year.

         "Deseret" means Deseret Laboratories, Inc., a Member.

         "Deseret Manager" shall have the meaning given in Section 3.1.

         "Interest" means the entire equity interest (or "limited liability company interest" as such term is used in the Act) of a Member in the Company and all rights and liabilities associated therewith, including without limitation rights to distributions (liquidating or otherwise), allocations, information, and rights to consent or approve.

         "Legal Representative" means, with respect to any individual, a duly appointed executor, administrator, guardian, conservator, personal representative, or other legal representative appointed as a result of the death or incompetency of such individual.

         "License Agreement" means the License Agreement between AI and the Company of even date herewith.

         "Losses" shall have the meaning provided below under the heading "Profits and Losses."

         "Managers" shall refer to the Person(s) named as Managers in this Agreement and any Person who becomes an additional, substitute, or replacement Manager as permitted by this Agreement, in each such Person's capacity as a Manager of the Company.

         "Manufacturing, Sales and Marketing Agreement" means the Manufacturing, Sales and Marketing Agreement among the Company, AI and Deseret of even date herewith.

         "Member" shall refer to any Person named as a Member in this Agreement and any Person who becomes an additional, substitute, or replacement Member as permitted by this Agreement, in each such Person's capacity as a Member of the Company; and "Members" shall refer to all such Persons collectively.

         "Minimum Gain" shall have the meaning given in Regulations (S) 1.704-2(d).

         "Member Recovery Amount" shall be any amount paid to the Company by a Member or an Affiliate of such Member (a) as damages or otherwise with respect to the breach by such Member or its Affiliate of any obligation owed to the Company or in connection with any agreement by such Member or its Affiliate with the Company and (b) pursuant to any indemnification obligations of such Member or its Affiliate to the Company.

         "Nonrecourse Deductions" shall have the meaning given in Regulations
(S) 1.704-2(b)(1).

         "Partner Minimum Gain" shall mean an amount, with respect to each Partner Nonrecourse Debt, equal to the Partnership Minimum Gain that would result if such Partner Nonrecourse Debt were treated as a nonrecourse liability, determined in accordance with Regulations (S) 1.704-2(i)(3).

         "Partner Nonrecourse Debt" shall have the meaning given in Regulations
(S) 1.704-2(b)(4).

         "Partner Nonrecourse Deductions" shall have the meaning given in Regulations (S) 1.704-2(i)(2).

         "Person" means any natural person, partnership (whether general or limited), limited liability company, trust, estate, association, or corporation.

         "Profits and Losses" means, for each fiscal year or other period, an amount equal to the Company's taxable income or loss for such year or period, determined in accordance with Code (S) 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code (S) 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

              (i) Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this provision shall be added to such taxable income or loss;

              (ii) Any expenditures of the Company described in Code (S) 705(a)(2)(B) or treated as Code (S) 705(a)(2)(B) expenditures pursuant to Regulations (S) 1.704-l(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses pursuant to this provision, shall be subtracted from such taxable income or loss;

              (iii) Gain or loss from a disposition of property of the Company with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Book Value of such property, rather than its adjusted tax basis;

              (iv) In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing taxable income or loss, there shall be taken into account the Depreciation on the assets for such fiscal year or other period; and

              (v) Any items which are separately allocated pursuant to Sections 10.1 and/or 10.2 which otherwise would have been taken into account in calculating Profits and Losses pursuant to the above provisions shall not be taken into account and, as the case may be, shall be added to or deducted from such amounts so as to be not part of the calculation of the Profits or Losses; and

              (vi) Any income of the Company that is recognized as a result of receiving a Member Recovery Amount shall be excluded from the calculation of the Profits and Losses, and shall be specially allocated in accordance with Section 6.2.

         If the Company's taxable income or loss for such year, as adjusted in the manner provided above, is a positive amount, such amount shall be the Company's Profits for such year; and if negative, such amount shall be the Company's Losses for such year.

         "Profits" shall have the meaning provided above under the heading "Profits and Losses."

         "Regulations" means the Regulations promulgated under the Code, and any successor provisions to such Regulations, as such Regulations may be amended from time to time.

         "Tax Matters Partner" shall have the meaning given in Section 7.4.

         "Terminating Capital Transaction" means a sale or other disposition of all or substantially all of the assets of the Company.\

         "Trademark Agreement" means the Trademark License Agreement of even date herewith between AI and the Company.

         "Transfer" and any grammatical variation thereof shall refer to any sale, exchange, issuance, redemption, assignment, distribution, encumbrance, hypothecation, gift, pledge, retirement, resignation, transfer, or other withdrawal, disposition, or alienation in any way as to any interest as a Member. Transfer shall specifically, without limitation of the above, include assignments and distributions resulting from death, incompetency, Bankruptcy, liquidation, and dissolution.

         The definitions set forth in the Act shall be applicable, to the extent not inconsistent herewith, to define terms not defined herein and to supplement definitions contained herein.

                                      * * *

         IN WITNESS WHEREOF, the parties hereto have executed this Operating Agreement under seal as of the day and year first above written.

MANAGERS:                                 MEMBERS:


/s/ Robert C. Bishop                      AUTOIMMUNE INC.
--------------------
                                          By: /s/ Robert C. Bishop
                                              --------------------
/s/ Scott A. Gubler                            Name: Robert C. Bishop
-------------------                            Title: Chairman and CEO


/s/ Mark H. Gubler                        DESERET LABORATORIES, INC.
------------------
                                          By: /s/ Scott A. Gubler
                                              -------------------
                                               Name: Scott A. Gubler
                                               Title: President, CEO

                                   SCHEDULE I

                             TO OPERATING AGREEMENT
                                 OF COLLORAL LLC

A.       MANAGERS

         Scott A. Gubler
         Mark H. Gubler
         Robert C. Bishop, Ph.D.

B.       TAX MATTERS PARTNER

         Deseret Laboratories, Inc.

C.       MEMBERS

------------------------------------------------------------------------------------------------------------------
     Name, Address                Capital Contrib. (cash or          Percentage                      Capital
                                                    -------
     and Tax  I.D. No.                 value of property)             Interest     Issue Date        Account
     ----------------                  -----------------              --------     ----------        -------
------------------------------------------------------------------------------------------------------------------
Name: AutoImmune Inc.             (a)  The License Agreement and
Address: 1199 Madia Street             the Trademark Agreement          51%
Pasadena, CA 91103-1961                pursuant to which AI
SSN: 13-238-9062                       licenses to the Company
                                       certain intellectual
                                       property.

                                  (b)  The machinery and equipment
                                       listed on Schedule II, such
                                       machinery and equipment is
                                       being transferred to the
                                       Company "as is" without any
                                       representations or
                                       warranties whatsoever.
------------------------------------------------------------------------------------------------------------------
Name: Deseret Laboratories, Inc.                $*                      49%
Address: 1414 East 3850 South
St. George, Utah 84790
SSN: 87-047-6826
------------------------------------------------------------------------------------------------------------------